THE RIGHTS EVIDENCED HEREBY WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON
           FEBRUARY 22, 1998 (UNLESS EXTENDED PRIOR TO THAT DATE) AND
                          WILL BE VALUELESS THEREAFTER
                              (See Reverse hereof)


Certificate                 SUBSCRIPTION CERTIFICATE             Certificate for
No. ________           Evidencing Right to Purchase Shares          _____ Rights
                                 of Common Stock
                                       of
                       BOSTON RESTAURANT ASSOCIATES, INC.

                     Incorporated under the laws of Delaware

THIS CERTIFIES THAT


is the registered owner of the number of Rights set forth above, each of which entitles the owner to subscribe to purchase one Share of Common Stock of Boston Restaurant Associates, Inc., a Delaware corporation (the "Company"), for each Right held. The price to be paid to exercise each Right is $1.00.

         The Rights are exercisable until 5:00 p.m., Eastern Time, on February __, 1998 unless prior to that date the Company extends the Rights Exercise Period for up to 10 additional calendar days. The Rights are only exercisable upon the terms specified herein and in the Rights Agent Agreement between the Company and the Rights Agent dated January __, 1998. The exercise of all of the Rights represented by this certificate shall also entitle the holder to exercise Oversubscription Privileges to purchase Shares not purchased by the other holders of Rights or by employees who purchase under the Employee Privilege, as more fully described in the Rights Agent Agreement.

         The holder of this Rights Certificate, as such, shall not be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Stock which may at any time be issuable upon the exercise hereof, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting of the Company, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders, or otherwise, until all or a portion of the Rights evidenced by this Rights Certificate have been exercised and the shares of Common Stock have been issued.

         This Certificate shall not be valid for any purpose unless countersigned by the Rights Agent.

         WITNESS the facsimile seal of the Company and facsimile signature of the proper officers thereof.

         DATED:  ___________, __, 1998       BOSTON RESTAURANT ASSOCIATES, INC.

COUNTERSIGNED:                               By:
                                                       President

American Stock Transfer & Trust Co.
         as Rights  Agent

By                                           Attest:
         Authorized Signature                          Treasurer

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                     SECTION 1 - BASIC SUBSCRIPTION EXERCISE

TO EXERCISE THE BASIC SUBSCRIPTION PRIVILEGE, complete this Section 1 and
Section 3 below and return this Subscription Certificate, with your payment, to American Stock Transfer & Trust Company at the address set forth in Section 3.

Number of Rights Exercised:________________________________________________
                             (Note: No fractional Rights may be exercised)

Payment due on exercise of Basic Subscription Privilege is number of Rights exercised x $1.00 per Right = $___________.


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                      SECTION 2 - OVERSUBSCRIPTION EXERCISE

TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE, complete this Section 2 as well as
Section 1 and Section 3. You may not exercise the Oversubscription Privilege unless you have exercised your Basic Subscription Privilege in full or, in the case of securities held in street name, the particular beneficial owner has exercised its Basic Subscription Privilege in full. (The actual number of shares available for purchase will depend upon the number of basic Rights exercised by all holders, the number of shares purchased under the Employee Privilege, and the other shareholders exercising the Oversubscription Privilege, and is subject to proration as set forth in the Rights Agent Agreement and described in the Prospectus.)


Number of Shares Subscribed For: __________________________________________

Payment due on exercise of Oversubscription Privilege is number of Shares subscribed for x $1.00 per Share = $___________.


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                        SECTION 3 - PAYMENT INSTRUCTIONS

                  Payment in Full For All Shares Subscribed For
         Under Section 1 and Section 2 Must Accompany this Certificate

Total payment* due under Section 1 plus Section 2 = $______________. (*Make your check payable to American Stock Transfer & Trust Company)

I hereby certify that I have been provided with a copy of the Prospectus and tender payment of the purchase price for the shares sought to be purchased.

Authorized Signature of Subscriber: ____________________________________________

Print Name: ____________________________________________________________________

Telephone Number(s): (_____)  _________________ (_____) ________________________

Social Security No.: ___________________________________________________________

Please mail, deliver or wire transfer cash, check or money order payable to American Stock Transfer & Trust Company for the total amount due to the Rights Agent at the appropriate address below:

By Overnight or Express Delivery,
By Hand Delivery, or First Class Mail:     By Facsimile Transmissions:
American Stock Transfer & Trust Co.        American Stock Transfer & Trust Co.
Reorganization Dept.                       Reorganization Dept.
40 Wall Street                             (718) 234-5001
New York, NY  10005



   If you have any questions, call: American Stock Transfer at (718) 921-8200


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                        SECTION 4 - DELIVERY INSTRUCTIONS

(Fill out ONLY if delivery is to be made to an address not shown on the other side of this Certificate.)

Name: __________________________________________________________________________

Address: _______________________________________________________________________


================================================================================